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                                                                  EXHIBIT 10.32


                                SERVICE AGREEMENT
                    APPLICABLE TO THE STORAGE OF NATURAL GAS
                             UNDER RATE SCHEDULE GSS
                                   (PART 284)

         AGREEMENT made as of this May 15, 1996, by and between CNG TRANSMISSION CORPORATION, a Delaware corporation, hereinafter called "Pipeline," and NASHVILLE GAS COMPANY, a division of Piedmont Natural Gas Company, Inc., a North Carolina company, hereinafter called "Customer."

         WHEREAS, on October 4, 1993, Pipeline and Rochester Gas and Electric Corporation ("RG&E") entered into a Marketing Agreement that was designed to permit Pipeline to assist RG&E in marketing RG&E's on-system storage demand and capacity, and related transportation capacity on Pipeline;

         WHEREAS, Pipeline and Customer have agreed that Customer will acquire on a permanent basis a part of the RG&E capacity;

         NOW, THEREFORE, WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree that Pipeline will store natural gas for Customer during the term, at the rates and on the terms and conditions hereinafter provided and, with respect to gas delivered by each of the parties to the other, under and subject to Pipeline's Rate Schedule GSS and all of the General Terms and Conditions contained in Pipeline's FERC Gas Tariff and any revisions thereof that may be made effective hereafter:

                                    ARTICLE I
                                   QUANTITIES

         Beginning as of April 1,1996 and thereafter for the remaining term of this agreement, Customer agrees to deliver to Pipeline and Pipeline agrees to receive for storage in Pipeline's underground storage properties, and Pipeline agrees to inject or cause to be injected into storage for Customer's account, store, withdraw from storage, and deliver to Customer and Customer agrees to receive, quantities of natural gas as set forth on Exhibit A, attached hereto.

                                   ARTICLE II
                                      RATE

         A. For storage service rendered by Pipeline to Customer hereunder, Customer shall pay Pipeline the maximum rates and charges provided under Rate Schedule GSS contained in Pipeline's effective FERC Gas Tariff or any effective superseding rate


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schedule.
         B. The Storage Demand Charge and the Storage Capacity Charge provided in the aforesaid rate schedule shall commence on April 1,1996.

         C. Pipeline shall have the right to propose, file and make effective with the Federal Energy Regulatory Commission or any other body having jurisdiction, revisions to any applicable rate schedule, or to propose, file, and make effective superseding rate schedules for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that (i) Section 2 of Rate Schedule GSS "Applicability and Character of Service," (ii) term, (iii) quantities, and (iv) points of receipt and points of delivery shall not be subject to unilateral change under this Article. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and become a part of this Service Agreement. The filing of such changes and revisions to any applicable rate schedule shall be without prejudice to the right of Customer to contest or oppose such filing and its effectiveness.

         D. Notwithstanding Paragraph ll.A., above, Customer's agreement in Paragraph ll.A. to pay the maximum rates and charges provided under Rate Schedule GSS is subject to a cap which limits the overall monthly rate, exclusive of any penalty, to be paid by Customer for service under this Agreement, to an amount not to exceed an increase in applicable rates and charges at the rate of three percent (3%) per annum from April 1,1996.

                                   ARTICLE III
                                TERM OF AGREEMENT

         Subject to all the terms and conditions herein, this Agreement shall be effective as of April 1,1996, and shall continue in effect for a primary term through and including March 31, 2003, and for subsequent annual terms of April 1 through March 31 thereafter, until either party terminates this Agreement by giving written notice to the other at least twelve months prior to the start of an annual term.

                                   ARTICLE IV
                         POINTS OF RECEIPT AND DELIVERY

                   The Points of Receipt for Customer's tender of storage injection quantities, and the Point(s) of Delivery for withdrawals from storage shall be specified on Exhibit A, attached hereto.

                                    ARTICLE V
                 INCORPORATION BY REFERENCE OF TARIFF PROVISIONS

                   To the extent not inconsistent with the terms and conditions of this Agreement, the following provisions of Pipeline's effective FERC Gas Tariff, and any
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revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference:

                   1. All of the provisions of Rate Schedule GSS, or any effective superseding rate schedule or otherwise applicable rate schedule; and

                   2. All of the provisions of the General Terms and Conditions, as they may be revised or superseded from time to time.

                                   ARTICLE VI
                                  MISCELLANEOUS

             A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article VI.A. requires a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the request, filing or revision permitted under
Article II must be made under Section 7 or Section 4 of the Natural Gas Act.

             B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:


                   Pipeline:        CNG Transmission Corporation
                                    445 West Main Street
                                    Clarksburg, West Virginia 26301
                                    Attention:    Vice President, Marketing and Customer Services

                   Customer:        Nashville Gas Company,
                                    a division of Piedmont Natural Gas Company, Inc.
                                    1915 Rexford Road
                                    Charlotte, North Carolina  28211
                                    Attention:    Director - Federal Regulatory and Supply Planning


or at such other address as either party shall designate by formal written notice.

             C. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

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             D.    The subject headings of the provisions of this Agreement are inserted for the purpose of convenient reference and are not intended to become a part of or to be considered in any interpretation of such provisions.

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officials as of the day and year first above written.


                                CNG TRANSMISSION CORPORATION
                                                (PIPELINE)


                                By: /s/ Joseph A. Curia
                                    -------------------------------------------
                                Its:  Vice President
                                      -----------------------------------------


                                NASHVILLE GAS COMPANY
                                A DIVISION OF PIEDMONT NATURAL GAS COMPANY, INC.
                                                (CUSTOMER)



                                By: /s/ C. W. Fleenor
                                    -------------------------------------------
                                Its:  Vice President
                                      -----------------------------------------
                                          (Title)








                                      4



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                                    EXHIBIT A
                        TO THE STORAGE SERVICE AGREEMENT
                               DATED MAY 15, 1996
                    BETWEEN CNG TRANSMISSION CORPORATION AND
                              NASHVILLE GAS COMPANY
                A DIVISION OF PIEDMONT NATURAL GAS COMPANY, INC.


A.       QUANTITIES

         The quantities of natural gas storage service which Customer may utilize under this Service Agreement, as well as Customer's applicable Billing Determinants, are as follows:

1.       Storage Capacity of 350,000 Dekatherms (Dt), and

2.       Storage Demand of 7,000 Dt per day.


B.       POINTS OF RECEIPT

         The Points of Receipt and the maximum quantity for that point shall be as set forth below. Each of the parties will use due care and diligence to assure that uniform pressures will be maintained at the Receipt Points as reasonably may be required to render service hereunder, but Pipeline shall not be required to accept gas at less than the minimum pressures specified herein. In addition to the quantities specified below, Customer may increase the quantities furnished to Pipeline at each Receipt Point, so long as such quantities, when reduced by the fuel retention percentage specified in Pipeline's currently effective FERC Gas Tariff, do not exceed the quantity limitation specified below for each Receipt Point.

1. Up to 5,000 Dt per Day at the interconnection of the facilities of Pipeline and Texas Eastern Transmission Corporation ("Texas Eastern") or other pipeline(s) in Westmoreland County, Pennsylvania, known as the Oakford Interconnection, at a pressure of not less than five hundred seventy-five (575) pounds per square inch gauge ("psig");

2. Up to 5,000 Dt per Day at the interconnection of the facilities of Pipeline and Texas Eastern or Transcontinental Gas Pipe Line Corporation known as the Leidy Interconnection, at a pressure of not less than one thousand two hundred (1,200) psig.



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                                                                      EXHIBIT A


                                           MAY 15, 1996 GSS AGREEMENT (PART 284)
                                        BETWEEN CNG TRANSMISSION CORPORATION AND
                                                           NASHVILLE GAS COMPANY
                                                                     PAGE 2 OF 2


            3. Up to 5,000 Dt per Day at the interconnection of the facilities of Pipeline and Tennessee Gas Pipeline Company ("Tennessee") at the Ellisburg Interconnection; and other mutually agreed upon interconnects in Tennessee's Zone 4, at a pressure of not less than four hundred seventy-five (475) psig;

            4. Subject to the availability of capacity, up to 5,000 Dt per Day at the interconnection of the facilities of Pipeline and Texas Eastern in Warren County, Ohio, known as the Lebanon Interconnection;

            5. To the extent of available capacity, and as mutually agreeable, up to 1,500 Dt per day at the interconnection of the facilities of Pipeline and Columbia Gas Transmission Corporation, at Wirt County, West Virginia, known as the Rockport Interconnection, at a pressure of not less than three hundred nine (309) psig; and up to 5,000 Dt per day at Oscar Nelson Interconnect at a pressure of not less than six hundred eighty (680) psig.

            C.     POINTS OF DELIVERY

            1. The Primary Point(s) of Delivery for subsequent transportation to Customer of all firm storage withdrawal quantities shall be the points of withdrawal from Pipeline's storage pool(s).

            2. These Point(s) of Delivery shall only be Primary, as defined in Pipeline's FERC Gas Tariff, to the extent that corresponding transportation from the points of withdrawal from Pipeline's storage pool(s) is provided under the "Service Agreement Applicable to Transportation Of Natural Gas Under Rate Schedule FT" between Pipeline and Customer, dated May 15, 1996.